Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS SECOND QUARTER 2017 RESULTS

Second Quarter 2017 Financial Highlights*:

•	Revenue of $94.1 million.

•	On a GAAP basis, net loss of $13.0 million or $0.11 per basic and diluted share.

•	On a Non-GAAP basis, net income of $124 thousand or $0.00 per basic and diluted share.

•	Gross margin of 54.4% on a GAAP basis and 54.6% on a non-GAAP basis.
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - August 8, 2017 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leading provider of customizable smart connectivity solutions, announced financial results today for the fiscal second quarter ended July 1, 2017.
The Company reported revenue for the second quarter of 2017 of $94.1 million, which decreased 10.0% sequentially, as compared to the first quarter 2017 revenue of $104.6 million, and decreased 5.1%, as compared to the second quarter 2016 revenue of $99.2 million.
Gross margin on a GAAP basis was 54.4% for the second quarter of 2017, as compared to the first quarter of 2017 gross margin of 58.2% and 58.9% for the second quarter of 2016. Gross margin for the second quarter of 2017 was 54.6% on a non-GAAP basis, as compared to 58.4% for the first quarter of 2017 and 59.1% for the second quarter of 2016.
Total operating expenses for the second quarter of 2017 were $59.9 million on a GAAP basis, as compared to $61.5 million for the first quarter of 2017 and $64.8 million for the second quarter of 2016. Total operating expenses were $46.0 million for the second quarter of 2017 on a non-GAAP basis, as compared to $47.7 million for the first quarter of 2017, and $50.8 million for the second quarter of 2016.

GAAP net loss for the second quarter was $13.0 million ($0.11 per basic and diluted share), with net income of $0.1 million ($0.00 per basic and diluted share) on a non-GAAP basis. This compares to a net loss on a GAAP basis in the prior quarter of $7.3 million ($0.06 per basic and diluted share), with net income on a non-GAAP basis in the prior quarter of $7.1 million ($0.06 per basic and diluted share), and compares to a net loss on a GAAP basis in the year ago period of $13.8 million ($0.12 per basic and diluted share), with net income of $0.2 million ($0.00 per basic and diluted share) on a non-GAAP basis. GAAP results for the second quarter of 2017 reflect $1.6 million in restructuring charges, $0.9 million in acquisition related charges, less than $0.1 million in tax expense, $8.7 million in amortization of acquired intangible assets, and $2.9 million in stock-based compensation expense. GAAP results for the first quarter of 2017 reflect less than $0.1 million in restructuring charges, $1.7 million in acquisition related charges, $0.5 million in tax expense, $8.5 million in amortization of acquired intangible assets, and $3.8 million in stock-based compensation expense. GAAP results for the second quarter of 2016 reflect $2.6 million in restructuring charges, $4.5 million in tax expense, $8.3 million in amortization of acquired intangible assets, and $3.2 million in stock-based compensation expense.

Darin G. Billerbeck, President and Chief Executive Officer, said, "Revenue declined in the second quarter due to lower shipments to handset customers along with continued macro softness in the China communications market. Despite the near term environment, we are very encouraged by the pace and attractiveness of our design wins and the growth prospects in handsets and other smart consumer devices at large OEMs. While revenue during the third quarter is likely to be relatively flat sequentially, we expect to see an uptick in the fourth quarter of 2017 based on our strategy to continue growing our base FPGA business along with investing in the next wave of growth initiatives, including mmWave, Human Machine Interface and Artificial Intelligence."

Max Downing, Chief Financial Officer, added, "During the second quarter of 2017, we generated $3.8 million in cash flow from operations and paid approximately $30.0 million in debt payments ($22.9 million for principal and $7.1 million for interest) as compared to debt payments of $15.8 million in the prior quarter ($10.8 million for principal and $5.0 million for interest). As part of our efforts to maximize profitability, we are taking decisive actions to right size our cost and operating structure to focus on the areas of our business with the highest strategic value and greatest return. We currently expect to exit the third quarter of 2017 with quarterly non-GAAP operating expenses reduced to approximately $43 million to $45 million. Other infrastructure activities we have in place are expected to help us further reduce our quarterly non-GAAP operating expense level to approximately $40 million, while also achieving a non-GAAP operating income target of 20% by the end of the first quarter of 2018."

Recent Business Highlights

•
Launches New Machine Learning and Sensor-to-Cloud Security Solutions for Intelligence at the Edge: Lattice's iCE40 UltraPlus accelerates innovation in smartphones, wearables, drones, 360 cameras, human-machine interfaces (HMIs), industrial automation and IoT security. New reference designs offer additional resources for customers to develop differentiated, innovative products, while meeting fast time-to-market requirements. Reference designs take advantage of iCE40 UltraPlus’ power efficient parallel processing for sensor stitching and repetitive number crunching.

•
Lattice's ECP5™ FPGA Enables Energy-Efficient Embedded Vision Systems at the Edge: Lattice announced the implementation of its ECP5 FPGA into embedded vision applications for smart surveillance and automotive applications at the Edge. Reinforcing Lattice’s commitment to the industrial and automotive markets, the Company’s ECP5 family of low power, small form factor FPGAs enables CPU acceleration for license plate detection and image enhancement in intelligent traffic cameras. In addition, Lattice’s ECP5 FPGA enables the integration of image stitching and 3D merging for Advanced Driver Assistance Systems (ADAS) 360 surround view systems.

•
Lattice Introduces Ultra HD Wireless Solution to Deliver Blu-ray Quality Video: Lattice introduced an ultra-high-definition (UHD) wireless solution to deliver Blu-ray quality video for broad market applications. Using the MOD6320-T and MOD6321-R wireless video modules based on Lattice’s SiBEAM 60 GHz technology and the Sil9396 HDMI 2.0 video bridge device, Lattice is the first to bring to market a 4K wireless video solution that transmits in the 60 GHz band, ensuring robust, low latency video transmission free from interference. The new wireless reference design provides a high bandwidth, wireless audio/video interface compatible with the HDMI standard for in-room applications in a range of markets including medical and industrial.

•
Proposed Merger with Canyon Bridge: The Merger was approved by Lattice’s shareholders on February 28, 2017. On June 9, 2017, Lattice and Canyon Bridge Fund I, LP (“Canyon Bridge”) jointly withdrew and re-filed their joint voluntary notice to the Committee on Foreign Investment ("CFIUS") under the Defense Production Act of 1950, as amended, to allow more time for review and discussion with CFIUS in connection with the proposed merger (the “Merger”) between Lattice and an indirect wholly-owned subsidiary of Canyon Bridge. Lattice and Canyon Bridge remain fully committed to the Merger and plan to continue to actively engage in further discussions with CFIUS during its review, and to allowing Lattice’s stockholders to realize the value offered by the proposed transaction.

Investor Conference Call / Outlook:
As a result of the acquisition announcement with Canyon Bridge, the Company will not hold a quarterly conference call and webcast, and will not provide an outlook for its future financial results.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will continue to invest in our business as we capitalize on exciting opportunities, including video and enabling applications in consumer and industrial led by our fast growing CrossLinkTM video bridging product, along with our wireless products showcased in leading edge OEM wireless VR headsets; our expectation that our FPGA technology will allow us to thrive as we leverage the many advantages of our low power solutions critical to the interconnected world of smart devices; and our intention to remain committed to actively managing our operating expenses as we focus on our financial model. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include disruptions of our business arising from the announcement and pendency of our proposed acquisition by Canyon Bridge Capital Partners, Inc., global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, purchase accounting adjustments, and the estimated tax effect of these items. These charges and adjustments may be nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. In particular, investors may find the non-GAAP measures useful in reviewing our operating performance without the significant accounting charges resulting from the Silicon Image acquisition, alongside the comparably adjusted prior year results. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor Corporation (NASDAQ: LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.
For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Revenue	$94,137	$104,587	$99,209	$198,724	$195,721
Costs and expenses:
Cost of sales	42,928	43,755	40,783	86,683	80,191
Research and development	26,820	27,389	30,915	54,209	63,523
Selling, general, and administrative	21,938	23,905	23,005	45,843	46,613
Amortization of acquired intangible assets	8,737	8,514	8,311	17,251	17,032
Restructuring	1,576	66	2,568	1,642	7,999
Acquisition related charges	867	1,660	—	2,527	94
	102,866	105,289	105,582	208,155	215,452
Loss from operations	(8,729)	(702)	(6,373)	(9,431)	(19,731)
Interest expense	(4,656)	(5,568)	(5,062)	(10,224)	(10,022)
Other income (expense), net	564	(148)	2,532	416	3,349
Loss before income taxes and equity in net loss of an unconsolidated affiliate	(12,821)	(6,418)	(8,903)	(19,239)	(26,404)
Income tax expense	47	518	4,539	565	6,439
Equity in net loss of an unconsolidated affiliate, net of tax	(154)	(339)	(368)	(493)	(678)
Net loss	$(13,022)	$(7,275)	$(13,810)	$(20,297)	$(33,521)

Net loss per share, basic and diluted	$(0.11)	$(0.06)	$(0.12)	$(0.17)	$(0.28)

Shares used in per share calculations, basic and diluted	122,390	121,800	119,445	122,095	119,125

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$84,886	$116,860
Accounts receivable, net	86,791	99,637
Inventories	78,479	79,168
Other current assets	18,421	19,035
Total current assets	268,577	314,700

Property and equipment, net	49,356	49,481
Intangible assets, net of amortization	97,817	118,863
Goodwill	269,758	269,758
Deferred income taxes	379	372
Other long-term assets	11,394	13,709
	$697,281	$766,883

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$75,916	$90,798
Current portion of long-term debt	15,318	33,767
Deferred income and allowances on sales to sell-through distributors and deferred license revenue	25,313	32,985
Total current liabilities	116,547	157,550

Long-term debt	286,979	300,855
Other long-term liabilities	34,990	38,048
Total liabilities	438,516	496,453

Stockholders' equity	258,765	270,430
	$697,281	$766,883

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Net loss	$(20,297)	$(33,521)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,497	32,352
Amortization of debt issuance costs and discount	1,354	659
Loss on sale or maturity of marketable securities	200	72
Gain on forward contracts	(26)	(4)
Stock-based compensation expense	6,772	7,798
(Gain) loss on disposal of fixed assets	(61)	314
Gain on sale of business unit	(300)	(2,646)
Equity in net loss of an unconsolidated affiliate, net of tax	493	678
Changes in assets and liabilities:
Accounts receivable, net	12,846	3,524
Inventories	689	(10,847)
Prepaid expenses and other assets	2,822	18
Accounts payable and accrued expenses (includes restructuring)	(13,554)	23,901
Accrued payroll obligations	(1,894)	574
Income taxes payable	(355)	(253)
Deferred income and allowances on sales to sell-through distributors	(7,342)	10,155
Deferred licensing and services revenue	(330)	(117)
Net cash provided by operating activities	11,514	32,657
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	7,200	11,960
Purchases of marketable securities	(7,420)	(2,944)
Capital expenditures	(7,035)	(10,102)
Proceeds from sale of business unit, net of cash sold	300	1,972
Cash paid for a non-marketable equity method investment	(1,000)	—
Cash paid for software licenses	(4,149)	(5,672)
Net cash used in investing activities	(12,104)	(4,786)
Cash flows from financing activities:
Restricted stock unit withholdings	(1,748)	(1,427)
Proceeds from issuance of common stock	2,931	3,326
Repayment of debt	(33,679)	(3,404)
Net cash used in financing activities	(32,496)	(1,505)
Effect of exchange rate change on cash	950	(441)
Net (decrease) increase in cash and cash equivalents	(32,136)	25,925
Beginning cash and cash equivalents	106,552	84,606
Ending cash and cash equivalents	$74,416	$110,531

Supplemental cash flow information:
Change in unrealized loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$71	$27
Income taxes paid, net of refunds	$976	$4,864
Interest paid	$12,094	$9,264
Accrued purchases of plant and equipment	$2,216	$1,585

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	54.4%	58.2%	58.9%	56.4%	59.0%
R&D Expense	28.5%	26.2%	31.2%	27.3%	32.5%
SG&A Expense	23.3%	22.9%	23.2%	23.1%	23.8%
Depreciation and amortization (in thousands)	15,201	15,296	15,021	30,497	32,352
Stock-based compensation expense (in thousands)	2,929	3,843	3,242	6,772	7,798
Restructuring and severance related charges (in thousands)	1,576	66	2,568	1,642	7,999
Net cash provided by (used in) operating activities (thousands)	3,849	7,665	9,533	11,514	32,657
Capital expenditures (in thousands)	3,661	3,374	4,402	7,035	10,102
Repayment of debt (thousands)	22,899	10,780	2,529	33,679	3,404
Interest paid (in thousands)	7,069	5,025	4,593	12,094	9,264
Taxes paid (cash, in thousands)	754	222	2,368	976	4,864

Balance Sheet Information
Current Ratio	2.3	2.6	2.0
A/R Days Revenue Outstanding	84	57	78
Inventory Months	5.5	5.3	6.4

Revenue% (by Geography)
Asia	69%	70%	68%	70%	68%
Europe (incl. Africa)	11%	11%	15%	11%	16%
Americas	20%	19%	17%	19%	16%

Revenue% (by End Market)
Communications and Computing	29%	29%	29%	29%	31%
Mobile and Consumer	27%	30%	24%	29%	25%
Industrial and Automotive	32%	30%	37%	30%	35%
Licensing and Services	12%	11%	10%	12%	9%

Revenue% (by Channel)
Sell-through distribution	66%	60%	59%	63%	56%
Direct	34%	40%	41%	37%	44%

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Gross Margin Reconciliation
GAAP Gross margin	$51,209	$60,832	$58,426	$112,041	$115,530
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	180	228	166	408	425
Non-GAAP Gross margin	$51,389	$61,060	$58,592	$112,449	$116,478

Gross Margin % Reconciliation
GAAP Gross margin %	54.4%	58.2%	58.9%	56.4%	59.0%
Cumulative effect of non-GAAP Gross Margin adjustments	0.2%	0.2%	0.2%	0.2%	0.5%
Non-GAAP Gross margin %	54.6%	58.4%	59.1%	56.6%	59.5%

Operating Expenses Reconciliation
GAAP Operating expenses	$59,938	$61,534	$64,799	$121,472	$135,261
Amortization of acquired intangible assets	(8,737)	(8,514)	(8,311)	(17,251)	(17,032)
Restructuring charges	(1,576)	(66)	(2,568)	(1,642)	(7,999)
Acquisition related charges (1)	(867)	(1,660)	—	(2,527)	(94)
Stock-based compensation - operations	(2,749)	(3,615)	(3,076)	(6,364)	(7,373)
Non-GAAP Operating expenses	$46,009	$47,679	$50,844	$93,688	$102,763

Income (Loss) from Operations Reconciliation
GAAP Loss from operations	$(8,729)	$(702)	$(6,373)	$(9,431)	$(19,731)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	180	228	166	408	425
Amortization of acquired intangible assets	8,737	8,514	8,311	17,251	17,032
Restructuring charges	1,576	66	2,568	1,642	7,999
Acquisition related charges (1)	867	1,660	—	2,527	94
Stock-based compensation - operations	2,749	3,615	3,076	6,364	7,373
Non-GAAP Income from operations	$5,380	$13,381	$7,748	$18,761	$13,715

Income (Loss) from Operations % Reconciliation
GAAP Loss from operations %	(9.3)%	(0.7)%	(6.4)%	(4.7)%	(10.1)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	15.0%	13.5%	14.2%	14.1%	17.1%
Non-GAAP Income from operations %	5.7%	12.8%	7.8%	9.4%	7.0%

(1) Legal fees and outside services in connection with our pending acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Income Tax Expense Reconciliation
GAAP Income tax expense	$47	$518	$4,539	$565	$6,439
Estimated tax effect of non-GAAP adjustments (2)	663	(303)	(2,499)	360	(1,951)
Non-GAAP Income tax expense	$710	$215	$2,040	$925	$4,488

Net Income (Loss) Reconciliation
GAAP Net loss	$(13,022)	$(7,275)	$(13,810)	$(20,297)	$(33,521)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	180	228	166	408	425
Amortization of acquired intangible assets	8,737	8,514	8,311	17,251	17,032
Restructuring charges	1,576	66	2,568	1,642	7,999
Acquisition related charges (1)	867	1,660	—	2,527	94
Stock-based compensation - operations	2,749	3,615	3,076	6,364	7,373
Gain on sale of business unit	(300)	—	(2,646)	(300)	(2,646)
Estimated tax effect of non-GAAP adjustments (2)	(663)	303	2,499	(360)	1,951
Non-GAAP Net income (loss)	$124	$7,111	$164	$7,235	$(770)

Net Income (Loss) Per Share Reconciliation
GAAP Net loss per share - basic and diluted	$(0.11)	$(0.06)	$(0.12)	$(0.17)	$(0.28)
Cumulative effect of Non-GAAP adjustments	0.11	0.12	0.12	0.23	0.27
Non-GAAP Net income (loss) per share - basic and diluted	$—	$0.06	$—	$0.06	$(0.01)

Shares used in per share calculations:
Basic	122,390	121,800	119,445	122,095	119,125
Diluted - GAAP (3)	122,390	121,800	119,445	122,095	119,125
Diluted - Non-GAAP (3)	124,527	124,343	120,871	124,276	119,125

(1) Legal fees and outside services in connection with our pending acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.